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                                                                   EXHIBIT 10.27

                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Heska Corporation, a California corporation with its principal office at 1825 Sharp Point Drive, Fort Collins, Colorado 80525 ("Company") and John A. Shadduck ("Employee"), effective as of January 27, 1997.

                              W I T N E S S E T H:

     WHEREAS Company desires to employ Employee to act as its Executive Vice President, Operations, in an at-will capacity; and

     WHEREAS Employee wishes to act as Company's Executive Vice President, Operations as an employee in an at-will capacity;

     N O W, T H E R E F O R E, in consideration of the mutual covenants and warranties contained herein, the parties agree as follows:

     1.  Employment.  Company hereby employs Employee as its Executive Vice
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President, Operations, and Employee hereby accepts such employment.

     2.  Duties and Responsibilities.  Employee shall serve as Executive Vice
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President, Operations of Company, with such duties and responsibilities as may be assigned to him from time to time by the Board of Directors of Company, and with such on-going daily duties and responsibilities as are typically entailed in such position. Employee shall devote his full time and energies to such duties.

     3.  Compensation.  Company shall pay Employee, as compensation for services
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rendered under this Agreement, compensation at the rate of $180,000 per year, payable in accordance with the usual and customary payroll practices of Company. If for any reason during any given year, Employee does not work an entire year, other than normal vacations as provided hereunder, the compensation will be prorated to compensate only for the actual time worked.

     4.  Expenses.  Company shall reimburse Employee for his reasonable out-of-
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pocket expenses incurred in connection with the business of Company, including travel away from the Company's facilities, upon presentation of appropriate written receipts and reports and subject to the customary practices of Company.

     In addition, the Company will reimburse Employee all of his reasonable expenses related to moving his household to the Fort Collins area, including reasonable travel expenses, moving expenses and temporary living expenses. Such reimbursement will be made upon presentation of appropriate written receipts. The Company will not reimburse Employee for any
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brokerage commissions or other expenses relating to the sale of property in
Texas or the purchase of a home in Colorado. Employee understands that some of this reimbursement may be treated as taxable income as required under federal or state tax rules.

     5.  Employee Benefits.  During the term of his employment hereunder,
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Employee shall be entitled to receive the same benefits that the Board of
Directors establishes generally for the officers and other employees of Company. These may include from time to time, medical insurance, life insurance, paid vacation time and medical disability insurance.

     6.  Termination.
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     (a)  At-Will.  This is an at-will employment agreement and does not bind
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either of the parties to any specific term or duration.

          (i) Employee is free to terminate employment with Company at any time, for any reason, or for no reason.

          (ii) Company is free to terminate the employment of Employee at any time, for any reason or for no reason, for cause or without cause, and without any prior notice.

     (b)  Severance Pay.
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          (i)   Upon involuntary termination of his employment, Employee will be entitled to severance pay as provided below unless he is terminated for "cause," as defined below. If Company terminates Employee for "cause," Employee will not be entitled to any severance pay and shall only receive pay and benefits which Employee earned as of the date of termination.

          (ii)  Definition of "Cause".  The parties agree that for the purposes
                ---------------------
of this Employment Agreement, a termination for "cause" will be deemed to have occurred when Company terminates Employee's employment because of the occurrence of any of the following events:

          (A) Employee shall die, be adjudicated to be mentally incompetent or become mentally or physically disabled to such an extent that Employee is unable to perform his duties under this Employment Agreement for a period of ninety (90) consecutive days;

          (B) Company shall discontinue its business (for the purpose of this provision, a merger, acquisition or sale of Company in which Company's business is carried on by the surviving entity shall not be deemed to be a discontinuance of the business of Company);

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          (C)  Employee shall commit any material breach of his obligations under this Agreement;

          (D) Employee shall commit any material breach of any material fiduciary duty to Company;

          (E) Employee shall be convicted of, or enter a plea of nolo contendere to, any crime involving moral turpitude or dishonesty, whether a felony or misdemeanor, or any crime which reflects so negatively on Company to be detrimental to Company's image or interests;

          (F) Employee shall commit repeated insubordination or refusal to comply with any reasonable request of the Board of Directors of Company relating to the scope or performance of Employee's duties;

          (G) Employee shall possess any illegal drug on Company premises or Employee shall be under the influence of illegal drugs or abusing prescription drugs or alcohol while on Company business or on Company premises; or

          (H) Employee shall conduct himself in a manner which, in the good faith and reasonable determination of the Board of Directors, demonstrates Employee's gross unfitness to serve.

          (iii) In the event that severance pay is due to Employee as a result of the involuntary termination of his employment without "cause" within three years of the date of this Agreement, Employee will be paid one (1) year's salary in twelve equal monthly installments, with the first such installment due 15 days after the date of such termination and with the following eleven installments due monthly thereafter on Company's regular payroll dates.

          (iv) In the event that severance pay is due to Employee as a result of the involuntary termination of his employment without "cause" three or more years after the date of this Agreement, Employee will be paid six (6) months' salary in six equal monthly installments, with the first such installment due 15 days after the date of such termination and with the following five installments due monthly thereafter on Company's regular payroll dates.

     7.  Proprietary Information.  Employee agrees that he will promptly execute
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Company's standard employee proprietary information and assignment of inventions agreement. For three (3) years following his termination as an employee, Employee agrees not to undertake any employment or activity wherein the loyal and complete fulfillment of the duties of such employment or activity would necessarily call upon Employee to reveal, to make judgments on or otherwise to use, any proprietary business information or trade secrets of Company's business to which Employee had access by reason of Company's business.

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     8.  Attorneys' Fees.  If any legal action arises under this Agreement or by
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reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions. For purposes of this section, "prevailing party" includes without limitation a party who agrees to dismiss a suit or proceeding upon the other's payment or performance of substantially the relief sought.

     9.  Notices.  Any notice to be given to Company under the terms of this
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Agreement shall be addressed to Company at the address of its principal place of business, and any notice to be given to Employee shall be addressed to him at his home address last shown on the records of Company, or to such other address as a party shall have given notice of hereunder.

     10. Miscellaneous.  This Agreement shall be governed by the laws of the
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State of Colorado as applied to contracts between residents of that state to be performed wholly within that state. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements. This Agreement may be modified only by a writing signed by both parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year hereinabove written.

                                        HESKA CORPORATION



                                        By: /s/ Deborah E. Robbins
                                           _____________________________________

                                        Its: VP
                                            ____________________________________


                                         /s/ John A. Shadduck
                                        ________________________________________
                                        John A. Shadduck

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